Exhibit 99.1

CANOPY GROWTH REPORTS FOURTH QUARTER AND FISCAL YEAR 2021 FINANCIAL RESULTS

Achieves 37% revenue growth in FY 2021 with strong double-digit growth across both cannabis and other consumer products businesses

Improved supply chain execution and quality enhancements are leading to commercial success

Maintains #1 market share1 of the total flower category in Canada; recently announced acquisitions further solidify Canopy’s leadership position in the Canadian recreational market

The U.S. ecosystem strategy continues to gain traction with focus to further capitalize on growth opportunities in the U.S.

Remains on track to achieve positive Adjusted EBITDA during the second half of FY 2022

June 1, 2021

SMITHS FALLS, ON — Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED, NASDAQ:CGC) today announces its financial results for the fourth quarter and Fiscal Year 2021 ended March 31, 2021.  All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

“During Fiscal 2021, Canopy Growth transformed into a CPG-modelled organization, reinforcing a foundation for sustained growth and long-term success. By leveraging consumer insights and innovation to deliver best-in-class products, Canopy Growth is positioned to achieve our goal of unleashing the power of cannabis to improve lives," said David Klein, CEO, Canopy Growth. “We are starting to see strong momentum across all of our key businesses and remain firmly focused on capitalizing on U.S. opportunities in Fiscal 2022.”

“We made tremendous progress improving our supply chain and right-sizing our manufacturing footprint, bringing supply and demand into balance,” added Mike Lee, CFO. “Our cost savings program is on track to deliver $150-$200 million of savings within the next 18 months, and we remain committed to our path to profitability by the end of Fiscal 2022, while continuing to invest in an organization that is focused on insights, innovation and gaining momentum in the U.S. market.”

[1]

Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by a third-party data provider, government agencies and our own retail store operations across the country.  Tool captures point of sale data from an average of 29% of stores in Alberta, British Columbia, Saskatchewan, Manitoba and Newfoundland & Labrador, point of sale data from 100% of stores in New Brunswick, Nova Scotia and Prince Edward Island, as well as depletions and ecommerce sales data from the OCS.

Fourth Quarter Fiscal 2021 Financial Summary

(in millions of Canadian dollars, unaudited)	Net revenue	Gross margin percentage	Adjusted gross margin percentage[2]	Net loss	Adjusted EBITDA[3]	Free cash flow[4]
Reported	$148.4	7%	14%	$(616.7)	$(94.0)	$(124.4)
vs. Q4 2020	38%	NM	(2,800) bps	54%	8%	59%

Fiscal Year 2021 Financial Summary

(in millions of Canadian dollars, unaudited)	Net revenue	Gross margin percentage	Adjusted gross margin percentage[5]	Net loss	Adjusted EBITDA	Free cash flow
Reported	$546.6	12%	17%	$(1,670.8)	$(340.3)	$(630.2)
vs. Fiscal 2020	37%	2,000 bps	(900 bps)	(20%)	23%	57%

[2]

Adjusted gross margin is a non-GAAP measure, and for Q4 2021 excludes restructuring costs of $10.3 million recorded in cost of goods sold (Q4 2020 - excludes (i) restructuring and other charges of $132.1 million related to the impact of restructuring actions; and (ii) $4.7 million related to the flow-through of inventory step-up associated with fiscal 2020 business combinations). See "Non-GAAP Measures".

[3]	Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[4]	Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".
[5]

Adjusted gross margin is a non-GAAP measure, and for Fiscal 2021 excludes restructuring costs of $26.0 million recorded in cost of goods sold, and $1.5 million related to the flow-through of inventory step-up associated with Fiscal 2020 business combinations (Fiscal 2020 - excludes charges of $136.8 million, as described above). See "Non-GAAP Measures".

Fourth Quarter and Full Year Fiscal 2021 Corporate Financial Highlights

•

Revenues: Net revenue of $148 million in Q4 2021 was an increase of 38% versus Q4 2020. Net revenue increased 37% during FY 2021 over the prior year driven by double-digit growth across Canadian cannabis, international cannabis and other consumer products businesses.  Total net cannabis revenue of $101 million in Q4 2021 and $379 million in FY 2021, represented an increase of 27% and 28% over Q4 2020 and the prior year, respectively.

•

Gross margin: Reported gross margin in Q4 2021 was 7% as compared to negative 85% in Q4 2020.  Adjusted gross margin, excluding $10.3 million in restructuring charges recorded in cost of goods sold, was 14% compared to 42% in Q4 2020 and was negatively impacted by lower production output, an unfavorable product mix in the Canadian recreational market and inventory charges in part due to the write-down of certain packaging inventory ahead of a transition to new cannabis packaging, partially offset by payroll subsidies received from the Canadian government in Q4 2021, pursuant to a COVID-19 relief program. FY 2021 reported gross margin was 12% compared to negative 8% in FY 2020. Adjusted gross margin, excluding $26 million in restructuring charges recorded in cost of goods sold, was 17% in FY 2021 versus 26% in FY 2020 and was impacted by lower production output and an unfavorable product mix, partially offset by payroll subsidies received from the Canadian government in FY 2021, pursuant to a COVID-19 relief program.

•

Operating expenses: Total SG&A (“SG&A”) expenses in Q4 2021 declined by 25% versus Q4 2020, driven by year-over-year reductions in Sales & Marketing, and Research and Development (“R&D”) expenses. SG&A expenses declined by 17% in FY 2021 compared to FY 2020 driven by a 20% reduction in Sales & Marketing, a 22% reduction in General & Administrative (“G&A”) and a 7% reduction in R&D expenses. Share-based compensation expenses decreased 76% over Q4 2020 and 72% over FY 2020.

•

Net Loss: Net loss in Q4 2021 of $617 million, a $710 million narrower loss versus Q4 2020, was driven primarily by Other Expense totalling $367 million during Q4 2021 attributable to non-cash fair value changes of $292 million and impairment and restructuring charges of $75 million primarily related to changes to our Canadian operations that were announced on December 9, 2020. The reported FY 2021 net loss of $1.7 billion, a $283 million wider loss versus FY 2020, was driven primarily by the year-over-year change in other income (expense), net, the reduction in the income tax recovery, and expected credit losses on financial assets and related charges, and partially offset by the year-over-year improvement in gross margin and reductions in selling, general and administrative expenses, share-based compensation expense, and asset impairment and restructuring charges.

•

Adjusted EBITDA: Adjusted EBITDA loss in Q4 2021 was $94 million in Q4 2021, a $8 million narrower loss versus Q4 2020 driven by higher sales and lower operating expenses. The FY 2021 Adjusted EBITDA loss of $340 million, a $102 million narrower loss versus FY 2020 driven by higher sales and lower operating expenses.

•

Cash Position: Cash and Short-term Investments amounted to $2.3 billion at March 31, 2021, representing an increase of $0.3 billion from $1.98 billion at March 31, 2020 reflecting net proceeds from a $930 million (US$750 million) senior secured term loan announced on March 18, 2021, partially offset by EBITDA losses and capital investments.

Fourth Quarter and Fiscal Year 2021 Business & Operational Highlights

•	Canopy Growth continues to build momentum across its key product lines in Canada:
o

In Flower, the Company maintained #1 market share in the total flower category in Canadian recreational market during Q4 2021, capturing over 19% share of the market. Twd. exited FY 2021 as the #1 flower brand in Canada, with the brand capturing 6 out of top 10 SKUs. During Q4 2021, the Company’s premium flower brands combined to capture a leading 10.9% share of the premium flower segment in Canada. The Company launched its first Quebec-exclusive brand, Vert, supported by multiple Quebec-grown strains, Green Cush and Sour Kush, and Tweed lineage-strain named flower products in Ontario during Q4 2021.

o

In Vapes, the Company strengthened its positioning in the Canadian vape market with the transition to 0.5 ml 510 cartridges during Q4 2021. The addition of Ace Valley vape products to the Company’s portfolio allows Canopy to immediately capture the #3 market share for vapes in Canada and the #1 market share for all-in-one vapes in Q4 FY 2021.

o

In Beverages, The Company launched a portfolio of THC beverages in the Canadian recreational cannabis market during FY 2021, capturing 35% dollar share of the total beverage category during the full year. Canopy Growth launched Quatreau CBD beverages in Canada in Q3 2021 and captured #1 market share in Canada since launch. In Q1 2022, Canopy has expanded its portfolio of THC beverages with Tweed Iced Tea beverages (available in lemon and raspberry flavors, both with 5 mg THC) now shipping.

o	In Edibles, the Company launched Twd. Strawberry gummies in Ontario in Q4 2021 with nationwide distribution rolling out in Q1 2022.

o

The acquisition of Ace Valley and the planned acquisition of Supreme Cannabis are expected to solidify Canopy’s leadership in the Canadian recreational market, with the pro-forma market share of 18.1 % in Q4 2021, based on Canopy’s internal market share data.

•	The U.S. business poised for significant growth with a strong foundation in place for both CBD and non-CBD products
o

Canopy successfully launched a range of Martha Stewart health and wellness CBD products in the U.S., including gummies, softgels and oils, in FY 2021. Martha Stewart CBD products are already a top 9 brand among all CBD supplements in the food, drug and convenience-store channel, according to IRI data for the 4 weeks ended April 18, 2021.

o	The Company launched Quatreau CBD beverages in the U.S. in Q4 2021 and became the first U.S. CBD beverage brand to sign with a major beverage distributor, Southern Glazer’s Wine & Spirit.

o

BioSteel is gaining momentum in the U.S. market, leveraging the U.S. distribution agreements for its ready‑to-drink (RTD) sports beverages. BioSteel RTD beverages are already a top-7 sports drink brand with only 3.6% ACV, according to the IRI data for the 13 weeks ended May 16, 2021.

o	Storz & Bickel (S&B) vaporizer products concluded a strong year with 67% revenue growth year over year driven by expanded distribution and a strong consumer pull.

•	Company on track to achieve positive Adjusted EBITDA during the second half of FY 2022 and strengthened balance sheet provides additional fuel for growth
o

Implementation of supply chain optimization well underway with network optimization and complexity reduction initiatives expected to realize our previously stated cost savings of $150 million to $200 million by the end of the first half of FY 2023.

o	Right-sizing of our Canadian production footprint has improved cannabis supply and demand with the equivalent kilograms of cannabis sold in Q4 2021 exceeding kilograms harvested by over 40%.

o	Overall Inventory levels declined sequentially in Q4 2021 even as finished inventory increased in support of various new product launches.

o	Canopy strengthened its balance sheet by securing a US$750 million senior secured term loan, with an ability to raise an additional $500 million in debt.

Fourth Quarter and Fiscal Year 2021 Financial and Operational Review

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q4 2021	Q4 2020	vs. Q4 2020	FY2021	FY2020	vs. FY2020

Canadian recreational cannabis net revenue
- Business to business[6]	$43.3	$30.9	40%	$163.6	$121.6	35%
- Business to consumer	$17.8	$13.0	37%	$66.0	$52.1	27%
	$61.1	$43.9	39%	$229.6	$173.7	32%
Canadian medical cannabis net revenue[7]	$13.7	$13.6	1%	$55.5	$51.6	8%
	$74.8	$57.5	30%	$285.1	$225.3	27%
International and other revenue
- C3	$15.8	$16.2	(2%)	$62.3	$53.8	16%
- Other	$10.7	$5.8	84%	$31.3	$15.8	98%
	$26.5	$22.0	20%	$93.6	$69.6	34%
Global cannabis net revenue	$101.3	$79.5	27%	$378.7	$294.9	28%

Other consumer products
- Storz & Bickel	$17.9	$11.8	52%	$81.0	$48.4	67%
- This Works	$8.5	$8.3	2%	$33.3	$24.7	35%
- Other	$20.7	$8.3	149%	$53.6	$30.8	74%
Other consumer products revenue	$47.1	$28.4	66%	$167.9	$103.9	62%

Net revenue	$148.4	$107.9	38%	$546.6	$398.8	37%

This table has been recast to align with our new segment reporting. International and other revenue includes revenue from our international medical business and hemp-derived CBD business. Other consumer products includes revenue from Storz & Bickel, This Works, BioSteel, clinics, accessories and other ancillary businesses.

[6]

Reflects excise taxes of $17.5 million and other revenue adjustments of $3.1 million for Q4 2021 (Q4 2020 - $5.8 million and $5.4 million, respectively), and excise taxes of $54.9 million and other revenue adjustments of $14.0 million for FY2021 (FY2020 - $35.6 million and $51.5 million, respectively).

[7]	Reflects excise taxes of $1.4 million for Q4 2021 (Q4 2020 - $1.3 million), and excise taxes of $5.6 million for FY2021 (FY2020 - $5.2 million).

Revenue by Form

(in millions of Canadian dollars, unaudited)	Q4 2021	Q4 2020	vs. Q4 2020	FY2021	FY2020	vs. FY2020

Canadian recreational cannabis
- Dry bud[8]	$67.9	$48.8	39%	$238.0	$238.1	-
- Oils and softgels[8]	$6.7	$5.2	29%	$28.8	$21.6	33%
- Beverages, edibles, topicals and vapes	$7.1	$1.1	NM	$31.7	$1.1	NM
- Other revenue adjustments[9]	$(3.1)	$(5.4)	43%	$(14.0)	$(51.5)	73%
- Excise taxes	$(17.5)	$(5.8)	(202%)	$(54.9)	$(35.6)	(54%)
	$61.1	$43.9	39%	$229.6	$173.7	32%
Medical cannabis and other
- Dry bud	$9.7	$11.1	(13%)	$40.5	$37.4	8%
- Oils and softgels	$25.5	$25.8	(1%)	$101.9	$89.0	14%
- Beverages, edibles, topicals and vapes	$6.4	$-	NM	$12.3	$-	NM
- Excise taxes	$(1.4)	$(1.3)	(8%)	$(5.6)	$(5.2)	(8%)
	$40.2	$35.6	13%	$149.1	$121.2	23%
Global cannabis net revenue	$101.3	$79.5	27%	$378.7	$294.9	28%

Other consumer products
- Storz & Bickel	$17.9	$11.8	52%	$81.0	$48.4	67%
- This Works	$8.5	$8.3	2%	$33.3	$24.7	35%
- Other	$20.7	$8.3	149%	$53.6	$30.8	74%
Other consumer products revenue	$47.1	$28.4	66%	$167.9	$103.9	62%

Net revenue	$148.4	$107.9	38%	$546.6	$398.8	37%
This table has been recast to align with our new segment reporting.

[8]	Excludes the impact of other revenue adjustments.
[9]	Other revenue adjustments represent the Company's determination of returns and pricing adjustments and relate to the Canadian recreational business-to-business channel.

Canadian Cannabis

o

Recreational B2B net sales in Q4 2021 increased 40% over prior year period due primarily to growth in the retail store network in Canada over the fiscal year and growth in value flower and sales of ingestible cannabis, cannabis extracts and cannabis topical products.

o

Recreational B2C net sales in Q4 2021 increased 37% versus Q4 2020 due primarily to growth in flower sales, the availability of vape, beverage and edible products and a higher number of corporate owned stores. The number of corporate owned stores increased over the comparison period by 11 to 33.

o	Canadian medical net revenue in Q4 2021 increased 1% from Q4 2020 driven primarily by a higher average order value in Q4 2021.

International Cannabis

o	C3 revenue in Q4 2021 declined 2% year-over-year in part due to COVID-19 restrictions that have limited sales activities.
o	Other revenue in Q4 2021 increased 84% over the prior year period due to primarily to growth in U.S. CBD sales.

Other Consumer Products

o	S&B vaporizer revenue in Q4 2021 increased 52% over Q4 2020, benefitting from strengthened distribution in the U.S., strong consumer demand and a broader product portfolio.
o

This Works sales in Q4 2021 increased 2% over Q4 2020, benefitting from organic growth driven by e‑commerce sales and sales of the Stress Check hand sanitizer launched in the UK and U.S. during fiscal 2021.

o	Other revenue in Q4 2021 increased 149% year-over-year due primarily to increased BioSteel sales in the U.S. that benefited from expanded distribution.

Subsequent to Quarter-end

o

Entered into a definitive agreement to acquire 100% of The Supreme Cannabis Company, Inc. (“Supreme Cannabis”), a transaction that combines Canopy’s preeminent position with Supreme Cannabis’ Top-10 position in Canada to create a pro forma Canadian recreational market share of 13.6%[10], including the 7ACRES brand holding Canada’s number one premium flower brand position and Top-5 in pre-rolled joints[11]. Completion of the acquisition of Supreme transaction is subject to approval by Supreme Cannabis shareholders as well as certain court and regulatory approvals.

o

Acquired AV Cannabis Inc. (“Ace Valley”), a leading Cannabis brand in Ontario with a strong focus on ready-to-enjoy (“RTE”) products and a loyal following of millennial and Gen-Z consumers, with the intent of leveraging the Canopy Growth’s best-in-class national sales, marketing and distribution capabilities to expand the product portfolio and scale the brand across Canada.

The fourth quarter fiscal 2021, fourth quarter fiscal 2020, fiscal year 2021 and fiscal year 2020 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Mike Lee, CFO at 10:00 AM Eastern Time on June 1, 2021.

Webcast Information

A live audio webcast will be available at:

https://produceredition.webcasts.com/starthere.jsp?ei=1455554&tp_key=5f1698b420

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on August 30, 2021 at:

https://produceredition.webcasts.com/starthere.jsp?ei=1455554&tp_key=5f1698b420

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; expected credit losses on financial assets and related charges; restructuring and other charges recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. The Adjusted EBITDA reconciliation is

[10]

As per the press release issued by the Company on April 8, 2021, Source: Provincial Boards; Headset Note: This market share data differs from Canopy’s internal market share data provided during Canopy’s previous earnings calls due to different methodologies and time periods. Market share data represents 01-Oct-20 through latest available data: Provincial Board data for ON online, PEI, NS (27/28-Mar-21) and NB (17-Mar-21); and Headset data for ON retail (28-Feb-21) and AB, BC and SK (31-Mar-21).

[11]

As per the press release issued by the Company on April 8, 2021, Market share data represents 01-Oct-20 through latest available data: Provincial Board data for ON online, PEI, NS (27/28-Mar-21) and NB (17-Mar-21); and Headset data for ON retail (28-Feb-21) and AB, BC and SK (31-Mar-21).

presented within this news release and explained in the Company's Annual Report on Form 10-K to be filed with the SEC.

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies.  This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Annual Report on Form 10-K to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release.

Contact:

Jennifer White

Media Relations

media@canopygrowth.com

Judy Hong

Vice President, Investor Relations & Competitive Intelligence

Judy.hong@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED,NASDAQ:CGC ) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•

the uncertainties associated with the COVID-19 pandemic, including our ability, and the ability of our suppliers and distributors, to effectively manage the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products and the demand for and use of our products by consumers, disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;

•

laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”), the U.S. Federal Trade Commission (the “FTC”), the U.S. Patent and Trademark Office (the “USPTO”), the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

•

expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;

•	expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•	the amended plan of arrangement with Acreage Holdings, Inc, including the consummation of such acquisition;
•	the Supreme Cannabis transaction, including the timing of closing of the Supreme Cannabis transaction and the satisfaction or waiver of the conditions to closing the Supreme Cannabis transaction;
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•

our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) by Constellation Brands, Inc. and its affiliates (together, the “CBI Group”);
•

the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights in connection with the CBI Group Investments, including proceeds to us that may result therefrom or the potential conversion of notes held by the CBI Group in connection with the CBI Group Investments;

•	expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
•

the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

•	our ability to execute on our strategy and the anticipated benefits of such strategy;
•

the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

•

the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

•	the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including THC;
•	the future performance of our business and operations;
•	our competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using our products;
•	our ability or plans to identify, develop, commercialize or expand our technology and R&D initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;
•	our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
•	the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in our growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels and networks;
•	the expected methods to be used to distribute and sell our products;
•	our future product offerings;
•	the anticipated future gross margins of our operations;
•	accounting standards and estimates;
•	expectations regarding our distribution network;
•	expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and
•	expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; consumer demand for cannabis and U.S. hemp products; our limited operating history; the risks and uncertainty regarding future product development; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; risks associated with jointly owned investments; risks relating to our current and future operations in emerging markets; future levels of revenues and the impact of increasing levels of competition; risks related to the protection and enforcement of our intellectual property rights; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; risks related to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, or self-regulatory organizations; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Schedule 1

CANOPY GROWTH CORPORATION CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	March 31, 2021	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,154,653	$1,303,176
Short-term investments	1,144,563	673,323
Restricted short-term investments	11,332	21,539
Amounts receivable, net	92,435	90,155
Inventory	367,979	391,086
Prepaid expenses and other assets	67,232	85,094
Total current assets	2,838,194	2,564,373
Equity method investments	100	65,843
Other financial assets	708,167	249,253
Property, plant and equipment	1,074,537	1,524,803
Intangible assets	308,167	476,366
Goodwill	1,889,354	1,954,471
Other assets	4,961	22,636
Total assets	$6,823,480	$6,857,745

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$67,262	$123,393
Other accrued expenses and liabilities	100,813	64,994
Current portion of long-term debt	9,827	16,393
Other liabilities	106,428	215,809
Total current liabilities	284,330	420,589
Long-term debt	1,573,136	449,022
Deferred income tax liabilities	21,379	47,113
Liability arising from Acreage Arrangement	600,000	250,000
Warrant derivative liability	615,575	322,491
Other liabilities	107,240	190,660
Total liabilities	3,201,660	1,679,875
Commitments and contingencies (Note 34)
Redeemable noncontrolling interest	135,300	69,750
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 382,875,179 shares and 350,112,927 shares, respectively	7,168,557	6,373,544
Additional paid-in capital	2,415,650	2,615,155
Accumulated other comprehensive (loss) income	(34,240)	220,899
Deficit	(6,068,156)	(4,323,236)
Total Canopy Growth Corporation shareholders' equity	3,481,811	4,886,362
Noncontrolling interests	4,709	221,758
Total shareholders' equity	3,486,520	5,108,120
Total liabilities and shareholders' equity	$6,823,480	$6,857,745

Schedule 2

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended March 31,
	2021	2020
Revenue	$167,375	$115,068
Excise taxes	18,936	7,155
Net revenue	148,439	107,913
Cost of goods sold	138,639	199,738
Gross margin	9,800	(91,825)
Operating expenses:
Selling, general and administrative expenses	148,666	197,579
Share-based compensation	18,517	78,354
Expected credit losses on financial assets and related charges	1,000	-
Asset impairment and restructuring costs	74,819	623,266
Total operating expenses	243,002	899,199
Operating loss	(233,202)	(991,024)
Loss from equity method investments	(11,778)	(57,752)
Other income (expense), net	(366,770)	(376,295)
Loss before income taxes	(611,750)	(1,425,071)
Income tax (expense) recovery	(4,945)	98,666
Net loss	(616,695)	(1,326,405)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interest	83,283	(23,384)
Net loss attributable to Canopy Growth Corporation	$(699,978)	$(1,303,021)

Basic and diluted loss per share	$(1.85)	$(3.72)
Basic and diluted weighted average common shares outstanding	378,519,753	349,837,102

Schedule 3

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Years ended March 31,
	2021	2020
Revenue	$607,198	$439,626
Excise taxes	60,549	40,854
Net revenue	546,649	398,772
Cost of goods sold	479,689	430,456
Gross margin	66,960	(31,684)
Operating expenses:
Selling, general and administrative expenses	575,389	693,737
Share-based compensation	91,149	320,276
Expected credit losses on financial assets and related charges	109,480	-
Asset impairment and restructuring costs	534,398	623,266
Total operating expenses	1,310,416	1,637,279
Operating loss	(1,243,456)	(1,668,963)
Loss from equity method investments	(52,629)	(64,420)
Other income (expense), net	(387,876)	224,329
Loss before income taxes	(1,683,961)	(1,509,054)
Income tax recovery	13,141	121,614
Net loss	(1,670,820)	(1,387,440)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interest	74,100	(66,114)
Net loss attributable to Canopy Growth Corporation	$(1,744,920)	$(1,321,326)

Basic and diluted loss per share	$(4.69)	$(3.80)
Basic and diluted weighted average common shares outstanding	371,662,296	348,038,163

Schedule 4

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Years ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,670,820)	$(1,387,440)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	70,914	73,716
Amortization of intangible assets	56,204	51,297
Share of loss on equity method investments	52,629	64,420
Share-based compensation	91,149	320,276
Asset impairment and restructuring costs	534,398	623,266
Expected credit losses on financial assets and related charges	109,480	-
Income tax recovery	(13,141)	(121,614)
Non-cash foreign currency	8,138	(2,012)
Interest paid	(25,649)	(25,472)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(11,994)	20,979
Prepaid expenses and other assets	77	(26,917)
Inventory	17,211	(177,091)
Accounts payable and accrued liabilities	(9,627)	(20,750)
Other, including non-cash fair value adjustments	325,302	(165,293)
Net cash used in operating activities	(465,729)	(772,635)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(164,502)	(704,944)
Purchases of intangible assets	(9,639)	(16,957)
Proceeds on sale of property, plant and equipment	45,921	-
Proceeds on sale of intangible assets	18,337	-
(Purchases) redemption of short-term investments	(459,834)	1,427,482
Cash outflow on completion of RIV Arrangement	(152,801)	-
Sale of (investments in) equity method investments	7,000	(5,135)
Investments in other financial assets	(44,721)	(129,590)
Investment in Acreage Arrangement	(49,849)	(395,190)
Loan advanced to Acreage Hempco	(66,995)	-
Recovery of amounts related to construction financing	10,000	-
Payment of acquisition related liabilities	(16,897)	(24,482)
Net cash outflow on acquisition of noncontrolling interests	(125)	-
Net cash outflow on acquisition of subsidiaries	-	(498,838)
Net cash used in investing activities	(884,105)	(347,654)
Cash flows from financing activities:
Payment of share issue costs	(131)	-
Proceeds from issuance of shares by RIV Capital	1,380	1,172
Proceeds from exercise of stock options	156,897	41,413
Proceeds from exercise of warrants	245,186	446
Issuance of long-term debt	893,160	14,761
Payment of debt issue costs	(16,104)	-
Repayment of long-term debt	(15,619)	(114,953)
Net cash provided by (used in) financing activities	1,264,769	(57,161)
Effect of exchange rate changes on cash and cash equivalents	(63,458)	(204)
Net decrease in cash and cash equivalents	(148,523)	(1,177,654)
Cash and cash equivalents, beginning of period	1,303,176	2,480,830
Cash and cash equivalents, end of period	$1,154,653	$1,303,176

Schedule 5

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2021	2020
Net revenue	$148,439	$107,913

Gross margin, as reported	9,800	(91,825)
Adjustments to gross margin:
Restructuring and other charges recorded in cost of goods sold	10,348	132,089
Charges related to the flow-through of inventory step-up on business combinations	-	4,687
Adjusted gross margin[1]	$20,148	$44,951

Adjusted gross margin percentage[1]	14%	42%

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net revenue	$546,649	$398,772

Gross margin, as reported	66,960	(31,684)
Adjustments to gross margin:
Restructuring and other charges recorded in cost of goods sold	25,985	132,089
Charges related to the flow-through of inventory step-up on business combinations	1,494	4,687
Adjusted gross margin[1]	$94,439	$105,092

Adjusted gross margin percentage[1]	17%	26%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 6

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended March 31,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net loss	$(616,695)	$(1,326,405)
Income tax expense (recovery)	4,945	(98,666)
Other (income) expense, net	366,770	376,295
Loss on equity method investments	11,778	57,752
Share-based compensation[2]	18,517	78,354
Acquisition-related costs	5,561	1,840
Depreciation and amortization[2]	28,928	48,781
Asset impairment and restructuring costs	74,819	623,266
Expected credit losses on financial assets and related charges	1,000	-
Restructuring and other charges recorded in cost of goods sold	10,348	132,089
Charges related to the flow-through of inventory step-up on business combinations	-	4,687
Adjusted EBITDA[1]	$(94,029)	$(102,007)

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net loss	$(1,670,820)	$(1,387,440)
Income tax recovery	(13,141)	(121,614)
Other (income) expense, net	387,876	(224,329)
Loss on equity method investments	52,629	64,420
Share-based compensation[2]	91,149	320,276
Acquisition-related costs	13,522	20,840
Depreciation and amortization[2]	127,118	125,013
Asset impairment and restructuring costs	534,398	623,266
Expected credit losses on financial assets and related charges	109,480	-
Restructuring and other charges recorded in cost of goods sold	25,985	132,089
Charges related to the flow-through of inventory step-up on business combinations	1,494	4,687
Adjusted EBITDA[1]	$(340,310)	$(442,792)

[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

Schedule 7

Free Cash Flow[1] Reconciliation (Non-GAAP Measure)
	Three months ended March 31,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net cash used in operating activities	$(97,830)	$(210,639)
Purchases of and deposits on property, plant and equipment	(26,525)	(94,086)
Free cash flow[1]	$(124,355)	$(304,725)

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net cash used in operating activities	$(465,729)	$(772,635)
Purchases of and deposits on property, plant and equipment	(164,502)	(704,944)
Free cash flow[1]	$(630,231)	$(1,477,579)

[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 8

Segmented Revenue by Channel	Three months ended
(in thousands of Canadian dollars, unaudited)	December 31, 2020	September 30, 2020	June 30, 2020
Canadian recreational cannabis net revenue
Business-to-business[1]	$43,129	$42,223	$34,934
Business-to-consumer	20,224	18,709	9,330
	63,353	60,932	44,264
Canadian medical cannabis net revenue[2]	13,947	13,888	13,910
	77,300	74,820	58,174
International and other revenue
C3	17,642	13,556	15,369
Other	8,886	5,918	5,739
	26,528	19,474	21,108
Global cannabis net revenue	103,828	94,294	79,282

Other consumer products
Storz & Bickel	24,147	21,836	17,120
This Works	10,907	7,833	6,049
Other	13,646	11,303	7,965
Other consumer products revenue	48,700	40,972	31,134
Net revenue	$152,528	$135,266	$110,416

[1] Reflects excise taxes of $15,977 and other revenue adjustments, representing our determination of returns and pricing adjustments, of $3,750 for the three months ended December 31, 2020; excise taxes of $14,200 and other revenue adjustments of $3,750 for the three months ended September 30, 2020; and excise taxes of $7,246 and other revenue adjustments of $3,400 for the three months ended June 30, 2020.

[2] Reflects excise taxes of $1,402 for the three months ended December 31, 2020; $1,362 for the three months ended September 30, 2020; and $1,426 for the three months ended June 30, 2020.

Schedule 9

Segmented Revenue by Form	Three months ended
(in thousands of Canadian dollars, unaudited)	December 31, 2020	September 30, 2020	June 30, 2020
Canadian recreational cannabis
Dry bud[1]	$66,210	$63,895	$40,129
Oils and softgels[1]	7,292	7,021	7,721
Beverages, edibles, topicals and vapes	9,578	7,966	7,060
Other revenue adjustments	(3,750)	(3,750)	(3,400)
Excise taxes	(15,977)	(14,200)	(7,246)
	63,353	60,932	44,264
Medical cannabis and other
Dry bud	10,098	9,836	10,832
Oils and softgels	27,696	23,458	25,215
Beverages, edibles, topicals and vapes	4,083	1,430	397
Excise taxes	(1,402)	(1,362)	(1,426)
	40,475	33,362	35,018
Global cannabis net revenue	103,828	94,294	79,282

Other consumer products
Storz & Bickel	24,147	21,836	17,120
This Works	10,907	7,833	6,049
Other	13,646	11,303	7,965
Other consumer products revenue	48,700	40,972	31,134
Net revenue	$152,528	$135,266	$110,416

[1] Excludes the impact of other revenue adjustments.

Schedule 10 – Segmented Gross Margin Reconciliation

	Three months ended
(in thousands of Canadian dollars except where indicated; unaudited)	December 31, 2020	September 30, 2020	June 30, 2020
Global cannabis segment
Net revenue	$103,828	$94,294	$79,282
Cost of goods sold	96,434	82,232	86,140
Gross margin	7,394	12,062	(6,858)
Gross margin percentage	7%	13%	(9%)

Other consumer products segment
Revenue	$48,700	$40,972	$31,134
Cost of goods sold	31,509	26,954	17,781
Gross margin	17,191	14,018	13,353
Gross margin percentage	35%	34%	43%

Schedule 11 – Segmented Adjusted Gross Margin Reconciliation (Non-GAAP Measure)

	Three months ended
(in thousands of Canadian dollars except where indicated; unaudited)	December 31, 2020	September 30, 2020	June 30, 2020
Global cannabis segment
Net revenue	$103,828	$94,294	$79,282

Gross margin, as reported	7,394	12,062	(6,858)
Adjustments to gross margin:
Restructuring and other charges recorded in cost of goods sold	15,637	-	-
Adjusted gross margin[1]	$23,031	$12,062	$(6,858)

Adjusted gross margin percentage[1]	22%	13%	(9%)

Other consumer products segment
Revenue	$48,700	$40,972	$31,134

Gross margin, as reported	17,191	14,018	13,353
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	-	-	1,213
Adjusted gross margin[1]	$17,191	$14,018	$14,566

Adjusted gross margin percentage[1]	35%	34%	47%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".